SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     January 13, 2004

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (770) 576-6000

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On January 14, 2004, Radiant Systems, Inc. (“Radiant” or the “Company”) announced that on January 13, 2004 it completed the acquisition of substantially all of the assets of Aloha Technologies, a leading provider of point-of-sale systems for the hospitality industry, and certain affiliated entities of Aloha (collectively, “Aloha”). Under the terms of the purchase agreement, as amended, the purchase price consisted of $11 million in cash, a five-year note in the principal amount of $19 million (subject to a post-closing adjustment) bearing interest at the prime rate as published in The Wall Street Journal plus one percentage point, a one-year note in the principal amount of $1.7 million bearing interest at the same rate, 2,353,846 shares of restricted Radiant common stock and the assumption of Aloha’s accounts payable, contractual obligations and certain other liabilities.

The Asset Purchase Agreement, as amended and a copy of the press release issued by the Company are filed herewith and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: At the present time, it is impractical to provide the required financial statements for Aloha as required by this Item 7 of Form 8-K. The Company will file the required financial statements under cover of Form 8-K/A as soon as practicable, but no later than March 28, 2004 (60 days after this Report is required to be filed).

(b) Pro Forma Financial Information: At the present time, it is impractical to provide the pro forma information relative to the acquisition of Aloha as required by Article 11 of Regulation S–X and this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than March 28, 2004 (60 days after this Report is required to be filed).

(c) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Exhibit Name
2.1	Asset Purchase Agreement, dated December 15, 2003, by and among Radiant Systems, Inc., Aloha Technologies, Ltd. et al. (incorporated by reference to the Company’s Current Report on Form 8-K dated December 15, 2003)
2.1.1	Amendment No. 1 to Asset Purchase Agreement, dated January 13, 2004
10.1	Registration Rights Agreement, dated January 13, 2004
99.1	Press Release of Radiant Systems, Inc. (January 14, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By: /s/ John H. Heyman
John H. Heyman Co-Chief Executive Officer

Dated: January 23, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Name
2.1.1	Amendment No. 1 to Asset Purchase Agreement
10.1	Registration Rights Agreement
99.1	Press Release of Radiant Systems, Inc. (January 14, 2004)